Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 16, 2018 relating to the consolidated financial statements and the effectiveness of Hudson Technologies Inc.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Stamford, Connecticut
December 21, 2018